Exhibition 10.18

SPECTRA ENERGY CORP

2007 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

(Optionee: _______________________

Grant Date: ___________________)

THIS AGREEMENT is made as of the Grant Date specified above (the “Grant Date”), between Spectra Energy Corp, a Delaware corporation (the “Corporation”), and the Optionee specified above (the “Optionee”). Except as defined herein, capitalized terms shall have the same meaning ascribed to them in the Spectra Energy Corp 2007 Long-Term Incentive Plan as it may, from time to time, be amended (the “Plan”). The Plan is hereby incorporated herein in its entirety by reference.

1. Grant and Designation of Option. Pursuant to the provisions of the Plan, the Corporation hereby grants to the Optionee, subject to the terms and conditions of the Plan and this Agreement, the right and option to purchase from the Corporation the aggregate number of Shares of Common Stock and at the per share price set forth in Section 17 (the “Option Price”), subject to any adjustment as provided in this Agreement or the Plan (collectively, the “Option”). The Option is not an incentive stock option within the meaning of Code Section 422A or any Canadian law equivalent. This Agreement shall constitute an “Award Agreement” under the Plan. The basis for the Grant is to provide an incentive for the Employee to remain with the Corporation and to improve Employee retention. Grants are not intended for Employees who have given notice of resignation or who have been given notice of termination by the Corporation, and will not accrue to Employees once such notices are given. For clarity, Grants do not accrue for Employees who have received notice, given notice or have been determined to be entitled to a notice period by a court, and no damages suffered by an Employee due to lack of sufficient notice will include compensation for loss of vesting rights or accrual of any Options.

2. Term of Option and Vesting. Subject to earlier forfeiture, termination, acceleration or cancellation of the Option as provided in the Plan or this Agreement, the term of the Option shall be for a period of ten (10) years from the Grant Date. Subject to the provisions of the Plan and this Agreement, the Option shall vest, i.e., become exercisable, at such times and as to such number of shares as determined on the basis of the schedule set forth in Section 17.

3. Method of Exercise. To the extent that the right to purchase Shares has become vested, the Option, or any part thereof, may be exercised by giving signed, written notice of exercise to the Corporation (the “Exercise Notice”) specifying the number of Shares to be purchased, subject to Section 10. The date of exercise shall be the date the properly completed Exercise Notice is delivered to the Corporation. The Exercise Notice shall be accompanied by payment of the aggregate Option Price for the Shares to be purchased, in the following manner:

(a)	in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, or by wire transfer or direct account debit; or

(b)

by delivery of shares of Common Stock or other securities of the Corporation with a Fair Market Value on the date of exercise at least equal to the Option Price for the Shares being purchased, provided, that in the event any such share so delivered was acquired by Optionee pursuant to the Plan, or pursuant to a similar plan of the Corporation or Subsidiary, such share, throughout the six (6) month period immediately preceding such delivery, must (i) be owned by Optionee, (ii) not have been used or acquired in any “stock for stock” swap transaction, and (iii) not be subject to any restriction upon transferability or other incident of ownership or forfeiture condition imposed by the respective plan; or

(c)	by combination of the methods described in paragraphs (a) and (b) above.

For purposes of paragraph (a) above, if, and in such manner, as the Optionee is permitted by the Corporation’s Executive Compensation Department, and which is not contrary to federal or state or provincial securities or other laws, rules and regulations, the Optionee may provide for the payment of the aggregate Option Price for the Shares to be purchased by delivering a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of such aggregate Option Price. The Corporation, acting through its Executive Compensation Department, may comply with applicable law or regulation by restricting the manner by which the Optionee may pay the Option Price or permitting an alternate method therefore.

Subject to Section 4 and the other applicable provisions of this Agreement and the Plan, in the event of the exercise of the Option, the Corporation shall deliver to the Optionee or, if applicable, to a broker designated by the Optionee, a certificate representing the Shares of Common Stock purchased as a result of the exercise.

No partial exercise of the Option may be for fewer than twenty-five (25) Shares or the full number of Shares as to which the Option is exercisable at the time of such partial exercise, if less than twenty-five (25) Shares.

4. Tax Withholding. Shares of Common Stock shall not be issued upon the exercise of the Option unless all federal, state, provincial and other governmental withholding tax requirements arising from such exercise have been satisfied by the Optionee or provision therefor has been made to the satisfaction of the Corporation’s Executive Compensation Department in accordance with the Plan.

5. Nonalienation. The Option granted hereunder is not assignable or transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon the levy of any attachment or similar process upon, or other voluntary or involuntary attempted alienation of, the Option, or any right or privilege conferred hereby, the Option and the right and privilege conferred hereby shall immediately become null and void.

6. Rights as a Stockholder. The Optionee shall have no rights as a stockholder with respect to any Shares of Common Stock subject to the Option prior to the date of issuance to Optionee of a certificate or certificates for such Shares.

7. Effect of Termination of Employment. Except as otherwise provided in this Section 7, the Option may not be exercised unless the Optionee is, at the time of such exercise, in the employ of the Corporation or a Subsidiary and shall have been continuously employed by the Corporation or a Subsidiary since the Grant Date, and the Option shall be forfeited in the event of termination of such employment. The Option shall be subject to the following provisions in the case of the cessation of the Optionee’s employment during the term of the Option:

(a)

Retirement. If the Optionee shall cease to be employed by the Corporation and all Subsidiaries at a time when the Optionee is eligible for an immediately payable early or normal retirement benefit under the Spectra Energy Retirement Cash Balance Plan or under another pension or retirement plan of the Corporation or a Subsidiary that the Committee determines to be the functional equivalent of the Spectra Energy Retirement Cash Balance Plan, the Optionee (or, if the Optionee is dead, the

Optionee’s duly appointed legal representative or such other person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution) may, within the remaining term of the Option, exercise the Option, in whole or in part, to the extent of the number of Shares as to which the Option, at the time of exercise, would be exercisable if such cessation of employment had not occurred; provided, that, this paragraph 2(a) shall not apply in the event the employment of the Optionee was terminated for cause.

(b)	Disability or Death. If paragraph (a) above does not apply and the Optionee shall cease to be employed by the Corporation and all Subsidiaries by reason of (i) disability within the meaning of Code Section 22(e)(3), as applicable, or (ii) death, the Optionee (or, if the Optionee is dead, the Optionee’s duly appointed legal representative or such other person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution) shall be entitled immediately to exercise the Option in whole or in part with respect to all of the Shares as to which such Option remains outstanding and unexercised and unforfeited as of such cessation of employment, notwithstanding the schedule set forth in Section 17, within a period equal to the lesser of (i) thirty-six (36) months after such cessation of employment or (ii) the remaining term of the Option, exercise the Option, in whole or in part.

(c)

Other Reasons. If the Optionee shall cease to be employed by the Corporation and all Subsidiaries for any reason other than those set forth in paragraph (a) and (b) above, the Optionee (or, if the Optionee is dead, the Optionee’s duly appointed legal representative or such other person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution) may, within a period equal to the lesser of (i) three (3) months after such cessation of employment or (ii) the remaining term of the Option, exercise the Option, in whole or in part, to the extent of the number of Shares as to which the Option was exercisable at the date of such cessation of employment.

Notwithstanding, paragraph (a), (b) or (c) above, in no event may the Option be exercised more than ten (10) years from the Grant Date.

8. Adjustments.

(a)

If the outstanding Shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Corporation or another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such Shares of Common Stock shall be increased by a stock dividend or stock split, there shall be substituted for or added to each Share of Common Stock then subject to the Option the number and kind of shares of stock or other securities or property into which each outstanding share of Common Stock shall be so changed, or for which each such Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. The Option shall also be amended, as to the Shares then subject thereto, as to price and other terms as the Committee may deem necessary or appropriate to reflect such events. If there shall be any other change in the number or kind of outstanding Shares of Common Stock, or of any stock shall have been changed, or for which it shall have been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the Option, such adjustment shall be made by the Committee and shall be effective and binding upon the Optionee. In making any such substitution or adjustment pursuant to this Section 8, fractional Shares may be ignored.

(b)	The Committee shall have the power, in the event of any merger or consolidation of the Corporation with or into any other corporation, or the merger or consolidation of any other corporation with or into the Corporation, to amend the Option to permit the exercise thereof in whole or in part at any time, or from time to time, prior to the effective date of any such merger or consolidation and to terminate the Option as of such effective date. In no event may the Option be exercised more than ten (10) years from the Grant Date.

9. Effect of Change in Control. In addition to any other adjustments or modification to the Option as the Committee deems appropriate under the Plan or this Agreement to maintain and protect the rights and interests of the Optionee, in the event of a Change of Control, the Optionee shall be entitled immediately to exercise the Option in whole or in part with respect to all of the Shares as to which such Option remains outstanding and unexercised and unforfeited, notwithstanding the schedule set forth in Section 17.

10. Notices, Electronic Signature/Delivery. Except as otherwise provided in this Agreement, any notice to be given to the Corporation under this Agreement shall be addressed to the Executive Compensation Department—Stock Option (WO 1P16), Spectra Energy Corp at P. O. Box 1642, Houston, TX 77251-1642, and any notice to be given to the Optionee under this Agreement shall be addressed to the Optionee at the address for the Optionee obtained from the records of the Corporation’s Executive Compensation Department; provided, however, that either party may substitute a different address by notice in writing to the other. Except as otherwise provided in this Agreement, any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope addressed as aforesaid and deposited, postage prepaid, in a post office or branch post office regularly maintained by the United States Postal Service or Canada Post, as appropriate. In accordance with such procedures as the Corporation’s Executive Compensation Department may prescribe, the Agreement may be executed or signed electronically, and any Exercise Notice may be completed and executed or signed electronically, and, together with any notice or other communication regarding the administration of the Option, may be delivered by electronic transmission.

11. No Employment Rights. Nothing in the Plan or this Agreement shall confer upon Optionee the right to continue in the employment or the service of the Corporation or any Subsidiary, or affect the right of the Corporation or any Subsidiary to terminate the employment or service of the Optionee at any time for any, or no, reason.

12. Successors and Assigns. This Agreement shall bind and inure to the benefit of, and be enforceable by, the Corporation, and its successors and assigns, and the Optionee, and the Optionee’s successors and assigns expressly permitted by Section 5.

13. Optionee Confidentiality Obligations. In accepting the Option, Optionee acknowledges that Optionee is obligated under company policy, and under federal/state law to protect and safeguard the confidentiality of trade secrets and other proprietary and confidential information belonging to the Corporation and the Subsidiaries that are acquired by Optionee during Optionee’s employment with the Corporation and the Subsidiaries, and that such obligations continue beyond the termination of such employment. Optionee agrees to notify any subsequent employer of such obligations and that the Corporation and the Subsidiaries, in order to enforce such obligations, may pursue legal recourse not only against Optionee, but against a subsequent employer of Optionee.

14. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware applicable to transactions that take place entirely within the State of Delaware and, where applicable, the laws of the United States.

15. Determinations. Determinations by the Committee, or its delegatee, shall be final and conclusive with respect to the interpretation of the Plan or this Agreement.

16. Conflicts with Plan and Correction of Errors. In the event that any provision of this Agreement conflicts in any way with a provision of the Plan, such Plan provision shall be controlling and the applicable provision of this Agreement shall be without force and effect to the extent necessary to cause such Plan provision to be controlling. In the event that, due to administrative error, this Agreement does not accurately reflect an option properly granted to the Optionee pursuant to the Plan, the Corporation, acting through its Executive Compensation Department, reserves the right to cancel any erroneous document and, if appropriate, to replace the cancelled document with a corrected document.

17. Definitions and Other Terms. The following capitalized terms shall have those meanings set forth opposite them:

(a) Optionee:	[XXX]

(b) Grant Date:	[XXX]

(c) Shares:	[XXXXXX (XXXX)] Shares of the Corporation’s Common Stock.

(d) Option Price:	$[XX.XX] per Share.

(e)	Vesting Schedule: Upon Optionee remaining continuously employed by the Corporation and its Subsidiaries from the Grant Date through the vesting date, the right to exercise the Option shall vest (i.e., become exercisable) as to a portion of the aggregate number of Shares set forth above in accordance with the following schedule:

Vesting Date		Shares Vesting
[Vesting Date 1]		[XXXX] (33.3%)

[Vesting Date 2]		[XXXX] (33.3%)

[Vesting Date 3]		[XXXX] (33.4%)

	Total	[XXXXX] (100%)

18. Exercisability and Cancellation. Notwithstanding the foregoing, the Option shall not be exercisable until the Optionee has signed a duplicate of this Agreement and returned it to the Executive Compensation Department—Stock Option (WO 1P16), Spectra Energy Corp, P.O. Box 1642, Houston, Texas 77251-1642, and should Optionee fail to do so by [______ __, ____], the Option is subject to cancellation by Spectra Energy Corp in its sole discretion. In accordance with such procedures as the Executive Compensation Department may prescribe, the Optionee may sign this Agreement electronically and return it by electronic transmission.

IN WITNESS OF its agreement to be bound by the provisions of this Agreement, SPECTRA

ENERGY CORP has caused this Agreement to be signed on its behalf by its duly authorized officer this __ day of ______, ____ in duplicate.

ATTEST		SPECTRA ENERGY CORP

By:		By:
	Corporate Secretary		Name Title

IN WITNESS OF Optionee’s acceptance of the Option and Optionee’s agreement to be bound by the provisions of this Agreement (including, but not limited to, Section 13 hereof, entitled “Optionee Confidentiality Obligations”) and the Plan, Optionee has signed this Agreement this ____ day of _________, ____.

Optionee’s Signature

Optionee’s Printed Name

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